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                                                                    EXHIBIT 10.3


                              GENITOPE CORPORATION

                             1996 STOCK OPTION PLAN

                            ADOPTED NOVEMBER 7, 1996
                    APPROVED BY STOCKHOLDERS NOVEMBER 7, 1996
                           AMENDED ON AUGUST 13, 1999
                     AMENDED AND RESTATED AS OF JUNE 5, 2000
                           AMENDED ON OCTOBER 26, 2001
                           AMENDED ON JANUARY 11, 2002

1. PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company. The Plan also permits the Company to grant Employees and Directors of and Consultants to the Company, and its Affiliates, Stock Bonus Awards pursuant to Section 7 below.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CAUSE" means the occurrence of any one or more of the following:

                  (i) the Participant's conviction of any felony or any crime involving fraud, dishonesty or moral turpitude;

                  (ii) the Participant's participation in a fraud or act of dishonesty against the Company that results in material harm to the business of the Company, as determined in good faith by the Board; or


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                  (iii) the Participant's intentional, material violation of any contract between the Company and the Participant or any statutory duty the Participant owes to the Company that the Participant does not correct within thirty (30) days after written notice thereof has been provided to the Participant.

         (d) "CHANGE IN CONTROL" means any of the following events:

                  (i) after the Listing Date, any Person (as such term is used in Section 3(a)(9) of the Exchange Act, as modified, and used in Rule 13d-5 thereof) or Group (as such term is used in Section 13(d)(3) of the Exchange
Act), other than the Company or any Affiliate, a Subsidiary or any employee benefit plan (or any related trust) of the Company, an Affiliate or a Subsidiary, becomes the beneficial owner of fifty percent (50%) or more of the Common Stock or of securities of the Company that are entitled to vote generally in the election of Directors of the Company ("Voting Securities") representing of fifty percent (50%) or more of the combined voting power of all Voting Securities of the Company;

                  (ii) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a "Merger") as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, fifty percent (50%) or more of, respectively, the Common Stock and the combined voting power of the Voting Securities of the company resulting from such Merger in substantially the same proportions as immediately before such Merger; or

                  (iii) a sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, the definition of "Change in Control" (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Options or Stock Bonus Awards subject to such agreement.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended.

         (f) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (g) "COMMON STOCK" means the common stock of the Company.

         (h) "COMPANY" means Genitope Corporation, a Delaware corporation.

         (i) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (j) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may


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determine, in that party's sole discretion, whether Continuous Status as an
Employee, Director or Consultant shall be considered interrupted in the case of:
(i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

         (k) "CORPORATE TRANSACTION" means the occurrence of any one or more of the following:

                  (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company;

                  (ii) a merger or consolidation in which the Company is not the surviving corporation; or

                  (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

         (l) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (m) "DIRECTOR" means a member of the Board.

         (n) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (p) "FAIR MARKET VALUE" means the value of the Common Stock as determined in good faith by the Board and in a manner consistent with Section
260.140.50 of Title 10 of the California Code of Regulations.

         (q) "GOOD REASON" means that one or more of the following are undertaken by the Company without the Participant's express written consent:

                  (i) the assignment to the Participant of any duties or responsibilities that results in a diminution in the Participant's position or function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a mere change in the Participant's title or reporting relationships shall not constitute Good Reason;

                  (ii) a reduction by the Company in the Participant's annual base salary, as in effect on the effective date of the Change in Control or as increased thereafter;

                  (iii) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the

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Company, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company that would adversely affect the Participant's participation in or reduce the Participant's benefits under the Benefit Plans or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change in Control; provided, however, that Good Reason shall not exist pursuant to this subsection 2(q)(iii) if the Company provides for the Participant's participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; or

                  (iv) a relocation of the Participant's business office to a location more than forty (40) miles from the location at which the Participant performs duties as of the effective date of the Change in Control, except for required travel by the Participant on the Company's business to an extent substantially consistent with the Participant's business travel obligations prior to the effective date of the Change in Control.

         (r) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (s) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

         (t) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (u) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (v) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (w) "OPTION" means a stock option granted pursuant to the Plan.

         (x) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

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         (y) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

         (z) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (aa) "PARTICIPANT" means a person to whom an Option or Stock Bonus Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option or Stock Bonus Award.

         (bb) "PLAN" means this 1996 Stock Option Plan.

         (cc) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

         (dd) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (ee) "STOCK BONUS AWARD" means a stock bonus award granted pursuant to the Plan.

         (ff) "STOCK BONUS AWARD AGREEMENT" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Bonus Award. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

         (gg) "SUBSIDIARY" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3. ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

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                  (1) To determine from time to time which of the persons
eligible under the Plan shall be granted Options or Stock Bonus Awards; when and how each Option or Stock Bonus Award shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option and Stock Bonus Award granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option or Stock Bonus Award shall be granted to each such person.

                  (2) To construe and interpret the Plan and Options and Stock Bonus Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Stock Bonus Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan or an Option or Stock Bonus Award as provided in Section 12.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options or Stock Bonus Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or Stock Bonus Award, or (ii) not persons with respect to whom the Company wishes to comply with
Section 162(m) of the Code.

4. SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options and granted pursuant to Stock Bonus Awards shall not exceed in the aggregate three million seven hundred forty-six thousand five hundred (3,746,500) shares of the Company's Common Stock. If any Option shall for any reason expire

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or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

         (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options and Stock Bonus Awards may be granted only to Employees, Directors or Consultants.

         (b) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred thousand (200,000) shares of Common Stock in any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section
4); (B) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6. OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or
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substitution for another option in a manner satisfying the provisions of Section
424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but, to the extent necessary under then applicable law, in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the
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Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, or such longer or shorter period, which shall not be less than thirty (30) days, specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period, which in no event shall be less than six (6) months,


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specified in the Option Agreement), or (ii) the expiration of the term of such
Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

         (k) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that (i) such repurchase right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionee's consent, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the greater of (A) the stock's Fair Market Value at the time of such termination or
(B) the original purchase price paid for such shares by the Optionee. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

         (l) RIGHT OF FIRST REFUSAL. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option.

         (m) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock.

7. STOCK BONUS AWARDS.

         (a) AGREEMENT. Each Stock Bonus Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus Award agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award agreements need not be identical, but each Stock Bonus Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                  (i) A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

                  (ii) Shares of Common Stock granted under the Stock Bonus Award agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                  (iii) In the event a Stock Bonus Award recipient's Continuous Status as an Employee, Director or Consultant terminates, the Company may reacquire any or all of the shares of Stock held by the recipient that have not vested as of the date of termination under the terms of the applicable Stock Bonus Award agreement.

                  (iv) Rights to acquire shares of Common Stock under a Stock Bonus Award agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the Stock Bonus Award agreement, as the Board shall determine in its discretion, so long as Stock awarded under the stock bonus agreement remains subject to the terms of the Stock Bonus Award agreement.

8. COVENANTS OF THE COMPANY.

         (a) During the terms of the Options and Stock Bonus Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Options and Stock Bonus Awards

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options and issue shares of stock pursuant to Stock Bonus Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or Stock Bonus Award or any stock issued or issuable pursuant to any such Option or Stock Bonus Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options or issue stock pursuant to such Stock Bonus Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10. MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or ,Stock Bonus Award, or any part thereof will vest pursuant to subsections 6(e) or 7(a)(ii), as appropriate, notwithstanding the provisions in the Option or Stock Bonus Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

         (c) Throughout the term of any Option or Stock Bonus Award, the Company shall deliver to the holder of such Option or Stock Bonus, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option or Stock Bonus Award term, a balance sheet and an income statement. This section shall not apply (i) after the Listing Date, or (ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

         (d) Nothing in the Plan or any instrument executed or Option or Stock Bonus Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or Participant any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's Bylaws and the provisions of the Delaware General Corporation Law, or to terminate the relationship of any Consultant subject to the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

         (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Option or Stock Bonus Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Options and Stock Bonus Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Options or Stock Bonus Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) CORPORATE TRANSACTION. In the event of a Corporate Transaction, then:

                  (i) any surviving or acquiring corporation shall assume Options or Stock Bonus Awards outstanding under the Plan or shall substitute similar awards (including awards to acquire the same consideration paid to stockholders in the transaction described in this Subsection 10(b)) for those outstanding under the Plan, or

                  (ii) in the event any surviving or acquiring corporation refuses to assume such Options or Stock Bonus Awards or to substitute similar awards for those outstanding under the Plan, then

                           (1) with respect to Options and Stock Bonus Awards
held by persons then performing services as Employees, Directors or Consultants and subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the vesting of such Options and Stock Bonus Awards and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event; and

                           (2) with respect to any other Options outstanding
under the Plan, such Options shall be terminated if not exercised prior to such event.

         (c) CHANGE IN CONTROL. In the event of a Change in Control, then the following provision shall apply with respect to each Participant who was an Employee or Director on the date the Participant's Option(s) or Stock Bonus Award(s) was granted (each, a "Covered Participant").

         If a Covered Participant's Continuous Status as an Employee, Director or Consultant terminates due to an involuntary termination without Cause or voluntary termination for Good Reason, in either case within thirteen (13) months after the effective date of the Change in Control, then the vesting and exercisability of all unvested Options and Stock Bonus Awards then held by such Covered Participant shall be accelerated as to fifty percent (50%) of the then unvested shares of stock subject to such Options and Stock Bonus Awards .

         The Board may provide, either at the time an Option or Stock Bonus Award is granted or thereafter, that the provisions of subsections 11(c) shall apply with respect to a Participant who does not qualify as a "Covered Participant."

         (d) LIMITATION ON ACCELERATION OF VESTING. Notwithstanding any of the foregoing to the contrary, if any payment or benefit a Participant would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would
(i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Options; cancellation of accelerated vesting of Stock Bonus Awards; reduction of employee benefits. In the event that acceleration of vesting of Option compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant's Options unless the Participant elects in writing a different order for cancellation. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Participant within fifteen (15) calendar days after the date on which such Participant s right to a Payment is triggered (if requested at that time by the Company or the Participant) or such other time as requested by the Company or the Participant. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

12. AMENDMENT OF THE PLAN, OPTIONS AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Option or Stock Bonus Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option or Stock Bonus Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Options or Stock Bonus Awards; provided, however, that the rights and obligations under any Option or Stock Bonus Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option or Stock Bonus Award was granted and (ii) such person consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 31, 2006, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options or Stock Bonus Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Option or Stock Bonus Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option or Stock Bonus Award was granted.

14. EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                              GENITOPE CORPORATION
                            STOCK OPTION GRANT NOTICE
                            (1996 STOCK OPTION PLAN)


Genitope Corporation (the "Company"), pursuant to its 1996 Stock Option Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.


Optionee:
                                                     ---------------------------
Date of Grant:
                                                     ---------------------------
Vesting Commencement Date:
                                                     ---------------------------
Number of Shares Subject to Option:
                                                     ---------------------------
Exercise Price Per Share:
                                                     ---------------------------
Expiration Date:
                                                     ---------------------------

TYPE OF GRANT:        [ ] Incentive Stock Option  [ ] Nonstatutory Stock Option

EXERCISE SCHEDULE:    [ ] Same as Vesting Schedule [X] Early Exercise Permitted

VESTING SCHEDULE:     [1/4th  of the shares vest one year after the Vesting
                      Commencement Date.
                      1/48th of the shares vest monthly thereafter over the next three years.](1)

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                                By cash or check
                                Pursuant to a Regulation T Program if the Shares are publicly traded
                                By delivery of already-owned shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

         OTHER AGREEMENTS:
                                        ----------------------------------------

                                        ----------------------------------------


GENITOPE CORPORATION                                OPTIONEE:

By:
    ----------------------------                    ----------------------------
            Signature                                         Signature

Title:                                              Date:
      --------------------------                         -----------------------

Date:
      -------------------------

ATTACHMENTS: Stock Option Agreement, 1996 Stock Option Plan , Notice of Exercise and Regulation 260.141.11

--------
(1) USE PARTICULAR VESTING SCHEDULE APPROVED BY BOARD FOR EACH OPTIONEE.

                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT

                              GENITOPE CORPORATION

                             1996 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)


         Pursuant to the Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Genitope Corporation (the "Company") has granted you an option under its 1996 Stock Option Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

         2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares subject to your option and your exercise price per share referenced in the Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

         3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). As permitted in the Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of this option, you may elect at any time that is both (i) during the period of your Continuous Status as an Employee, Director or Consultant and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

                  (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                  (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                  (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                  (d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

         4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY THE GRANT NOTICE, which may include one or more of the following:

                  (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

                  (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, owned free and clear of any liens, claims, encumbrances or security interests, and valued at its Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time your option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

         5. WHOLE SHARES. Your option may only be exercised for whole shares.

         6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

         7. TERM. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

                  (a) three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three- (3-)month period the option is not exercisable solely because of the condition set forth in paragraph 6, the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant;

                  (b) twelve (12) months after the termination of your Continuous Status as an Employee, Director or Consultant due to disability;

                  (c) twelve (12) months after your death if you die either during your Continuous Status as an Employee, Director or Consultant or if your death occurs within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant;

                  (d) the Expiration Date indicated in the Grant Notice;

                  (e) If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company; or

                  (f) the tenth (10th) anniversary of the Date of Grant.

         If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate as a Consultant or Director or if you exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

         8. EXERCISE. You may exercise the vested portion of your option (and the unvested portion of your option as permitted by the Grant Notice) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (a) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (3) the disposition of shares acquired upon such exercise.

                  (b) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one
(1) year after such shares of Common Stock are transferred upon exercise of your option.

                  (c) By exercising your option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

         9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

         10. RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE. Vested shares that are received upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act. In addition, to the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares received pursuant to the exercise of your option.

         11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12.      WITHHOLDING OBLIGATIONS.

                  (a) At the time your option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                  (c) Your option is not exercisable unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

         13. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                  ATTACHMENT II

                             1996 STOCK OPTION PLAN

                                 ATTACHMENT III

                               NOTICE OF EXERCISE

                              GENITOPE CORPORATION

                             1996 STOCK OPTION PLAN
                               NOTICE OF EXERCISE

Secretary
Genitope Corporation                         Date of Exercise:
525 Penobscot Drive                                           ------------------
Redwood City, CA  94063

Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

         Type of option (check one):       [ ] Incentive        [ ] Nonstatutory

         Stock option dated:
                                           --------------------
         Number of shares as
         to which option is
         exercised:
                                           --------------------

         Certificates to be
         issued in name of:
                                           --------------------

         Total exercise price:             $
                                            -------------------

         Cash payment delivered
         herewith:                         $
                                           --------------------

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1996 Stock Option Plan or the Stock Option Agreement, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of my stock option as set forth above:

         1. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

         2. I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

         3. I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.

         I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any Shares or other securities of the Company held by me as provided by the terms of the Plan and my Stock Option Agreement.


                                                   Very truly yours,



                                                   -----------------------------

                                  ATTACHMENT IV

                         CALIFORNIA CODE OF REGULATIONS

                                   260.141.11

              STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE

         TITLE 10. Investment - Chapter 3. Commissioner of Corporations

260.141.11: RESTRICTION ON TRANSFER. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

         (1)      to the issuer;

         (2)      pursuant to the order or process of any court;

         (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

         (5)      to holders of securities of the same class of the same issuer;

         (6)      by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or a member of an underwriting syndicate or selling group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

         (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

         (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

         (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR
                  WRITTEN CONSENT OF THE COMMISSIONER OF
                  CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."